UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 15, 2026
USA TODAY CO., INC.
(Exact name of registrant as specified in its charter)

Delaware			001-36097	38-3910250
(State or Other Jurisdiction of Incorporation or Organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully's Trail, Suite 203,	Pittsford,	New York		14534-4560
(Address of principal executive offices)				(Zip Code)

(585)	598-0050		Not Applicable
(Registrant's telephone number, including area code)			(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	TDAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2026, the Board of Directors (the "Board") of USA TODAY Co., Inc. (the "Company") increased the size of the Board from eight to nine directors and appointed Timothy Allen as a member of the Board, effective as of such date. Mr. Allen also was appointed to the Audit Committee and Transformation Committee of the Board. Mr. Allen will serve for an initial term to expire concurrently with the terms of the other members of the Board at the Company's 2027 annual meeting of stockholders, or until his successor is elected and qualified.

The appointment of Mr. Allen was not made pursuant to any arrangement or understanding between him and any other person and he has not entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulation S-K. Mr. Allen will receive the standard annual Board compensation for non-employee directors (pro-rated based on the effective date of his appointment) as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2026. It is also anticipated that Mr. Allen will enter into an indemnification agreement in substantially the same form as the Company enters into with its directors, which was filed as Exhibit 10.2 to the Company's Form 10-Q filed with the Securities and Exchange Commission on May 2, 2024.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing Mr. Allen's appointment as a director of the Company. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Use of Website to Distribute Material Company Information

The Company's website is www.usatodayco.com. Information contained on the Company's website is not part of this Current Report on Form 8-K. The Company uses its website as a distribution channel for material company information. Financial and other important information regarding the Company is routinely posted on and accessible on the Investor Relations and News and Events subpages of the Company's website, which are accessible by clicking on the tab labeled "Investor Relations" and "News and Events", respectively, on the website home page. Therefore, investors should look to the Investor Relations, and News and Events subpages of the Company's website for important and time-critical information.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TODAY Co., Inc.

Date: September 15, 2026	By:	/s/ Trisha M. Gosser
Trisha M. Gosser
Chief Financial Officer (principal financial officer)